AMERICAN FEDERATION OF LABOR AND
                       CONGRESS OF INDUSTRIAL ORGANIZATIONS
                            HOUSING INVESTMENT TRUST


                             RULES AND REGULATIONS
                             ---------------------

                 (as amended and restated through March 15, 1990)

     These Rules and Regulations (hereinafter "Rules") are made and adopted pursuant to Section 3.3(aa) of the Restated Declaration of Trust establishing the AMERICAN FEDERATION OF LABOR AND CONGRESS OF INDUSTRIAL ORGANIZATIONS HOUSING INVESTMENT TRUST (the "Trust").

                                 ARTICLE I
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                                Definitions
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     Section 1.1.     Definitions.  The following words and terms capitalized
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in these Rules shall have the following meaning or meanings:

          (a)     "Declaration" shall mean the Restated Declaration of Trust
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dated as of February 1, 1982, as amended from time to time.

          (b)     "Certificates of Participation" shall mean the documents
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issued by the Trust to evidence Units of Beneficial Interest owned by
Participants.

          (c)     "Trustees" shall mean the signatories to the Declaration so
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long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees and are then in office. The terms "Union Trustee", "Management Trustee" and "Chairman" shall have the meanings set forth in Section 2.3 of the Declaration.

          (d)     "Units" shall mean the portions of beneficial interest in
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the Trust owned by Participants and evidenced by Certificates of
Participation.

                                 ARTICLE II
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                            Participants Meetings
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     Section 2.1.     Annual Meetings.  Annual Meetings of the Participants
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shall be held, commencing not later than one year after the effective date of the first public offering of Units at such place within or without the District of Columbia on such day and at such time as the Trustees shall designate. The holders of a majority or outstanding Units present in person of by proxy shall constitute a quorum at any annual or special meeting.

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     Section 2.2.     Special Meeting.  Special Meetings of the Participants
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may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Participants holding in the aggregate not less than 10% of the outstanding Units, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the District of Columbia on such day and at such time as the Trustees shall designate.

     Section 2.3.     Notice of Meetings.  Notice of all meetings of the
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Participants, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Participant at its registered address, mailed at least 10 days and not more than 60 days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice.

     Section 2.4.     Record Date for Meetings.  The Participants who are
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entitled to notice of and to vote at any meeting, or to participate in any distribution, or to be treated as Participants for the purpose of any other action are those registered as Participants on the books of the Trust on the date that notice of such meeting is mailed or delivered to Participants or on the day immediately following the Valuation Date immediately preceding such meeting, distribution or transaction, whichever date is earlier.

     Section 2.5.     Action Without a Meeting.  Any action required or
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permitted to be taken at an Annual Meeting or Special Meeting of Participants
may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by each of the Participants at the time of the meeting. Consents may be on separate counterparts. A certificate of the Financial Manager as to the receipt of such consents, and the genuineness of the signatures thereto, and the effective date of the action shall be filed with the minutes of Participants meetings.

     Section 2.6.     Proxies, etc.  At any meeting of Participants, any
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Participant entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Financial Manager, or with such other officer or agent of the Trust as the Financial Manager may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Participants of record shall be entitled to vote. Each Unit shall be entitled to one vote. A proxy purporting to be executed by or on behalf of a Participant shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

     Section 2.7.     Chairman.  The Chairman shall act as chairman at all
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meetings of the Participants.  In his absence, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

     Section 2.8.     Inspectors of Election.  In advance of any meeting of

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Participants, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman, if any, of the meeting of Participants may, and on the request of any Participant or his proxy shall, appoint Inspectors of
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Election of the meeting.  The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Participants or proxies, a majority of Units present shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Participants shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filed by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Units outstanding, the Units represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Participants. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, or of any Participant or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found them.

     Section 2.9.     Records at Participant Meetings.  At each meeting of the
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Participants there shall be open for inspection the minutes of the last previous Annual or Special Meeting of Participants and a list of the Participants, certified to be true and correct by the Financial Manager or other proper agent of the Trust, entitled to notice of and to vote at the meeting. Such list of Participants shall contain the name of each Participant in alphabetical order, the address of each such Participant and the number of Units owned by such Participant.

                                ARTICLE III
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                                 Trustees
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     Section 3.1.     Annual and Regular Meetings.  The Trustees shall hold an
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annual meeting for the transaction of such business as may come before such meeting as soon as practicable after the Annual Meeting of Participants if the Chairman deems it advisable. Regular meetings of the Trustees may be held without call or notice at such place or places and times as the Trustees may be resolution provide from time to time.

     Section 3.2     Special Meetings.  Special meetings of the Trustees shall
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be held upon the call of the Chairman, or any two Trustees, at such time, on such day, and at such place, as shall be designated in the notice of the meeting.

     Section 3.3     Notice.  Notice of a meeting shall be given by mail or by
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telegram (which term shall include a cablegram) or delivered personally.  If notice is given by mail, it shall be mailed not later than 48 hours preceding the meeting and if given by telegram or personally, such telegram shall be sent or delivery made not later than 48 hours preceding the meeting. Notice by telephone shall constitute personal delivery for these purposes. Notice of a meeting of Trustees may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of

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notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

     Section 3.4.     Chairman; Records.  The Chairman, if any, shall act as
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chairman at all meetings of the Trustees; in the absence of the Chairman, the
Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the Financial Manager.

     Section 3.5.     Quorum and Voting.  A majority of the Trustees in office
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at any given time shall constitute a quorum for a meeting of Trustees at that time. The Trustees shall act by majority vote. The Chairman shall vote only to break a tie vote by the other Trustees present at any given meeting.

     Section 3.6.     Action Without Meeting.  Any action required or
                      -----------------------
permitted to be taken at any meeting of the Trustees may be taken without a meeting of the Trustees if a consent in writing, setting forth such action, is signed by each Trustee entitled to vote on such action. Consents may be on separate counterparts. A certificate of the Chairman or the Financial Manager as to the receipt of such consents, the genuineness of the signatures thereto, and the effective date of the action shall be filed with the minutes of the proceedings of the Trustees.

     Section 3.7.     Presence by Conference Call.  A Trustee may participate
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in a meeting of Trustees by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

                                ARTICLE IV
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                             Executive Committee
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     Section 4.1.     Composition of Executive Committee.  The Board of
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Trustees by resolution adopted by a majority of the whole Board, may designate from among its members an Executive Committee, which shall consist of two or more members of the Board appointed by the Board. The designation of such Committee and the delegation thereto of authority shall not operate to receive the Board of Trustees or any member thereof, of any responsibility imposed by law. The members of the Executive Committee shall hold office for terms specified by the Board or, if no terms are specified, until their successors are appointed.

     Section 4.2     Authority of the Executive Committee.  The Executive
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Committee, when the Board of Trustees is not in session, shall have and may exercise all of the authority of the Board of Trustees except to the extent that such authority is limited by law or the resolution designating the Committee.

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     Section 4.3.     Meetings of the Executive Committee.  Meetings of the
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Executive Committee may be held without notice at such times and places as the
Committee may fix from time to time by resolution. Minutes of the proceedings of the Executive Committee shall be kept and signed by the Financial Manager and shall be reported to the Board of Trustees for its information at the next meeting thereof.

     Section 4.4     Quorum.  Two of the three members of the Executive
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Committee in office at any given time shall constitute a quorum for a meeting of the Executive Committee at that time, provided that action at or as a result of such a meeting that is important in the opinion of any member of the Executive Committee shall be taken only with the approval of all members of the Executive Committee in office at that time.

     Section 4.5     Chairman and Vice Chairman.  There shall be a Chairman
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and a Vice Chairman of the Executive Committee elected by the members of that
Committee to serve until a successor is elected. The Chairman of the Executive Committee shall preside at meetings of the Executive Committee, and the Vice Chairman shall preside in the absence of the Chairman.

     Section 4.6     Action Without a Meeting.  Any action required or
                     -------------------------
permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by each of the members of the Executive Committee. Consents may be on separate counterparts. A certificate of the Financial Manager as to the receipt of such consents, and the genuineness of the signatures thereto, and the effective date of the action shall be filed with the minutes of the Executive Committee.

     Section 4.7     Presence by Conference Call.  A member of the Executive
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Committee may participate in a meeting of the Executive Committee by means of a conference telephone call or similar communications equipment by means of which all persons participating in a meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

                                 ARTICLE V
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                                 Officers
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     Section 5.1     Officers of the Trust.  The officers of the Trust shall
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consist of a Chairman, a Chief Executive Officer, a Financial Manager, a
Director of Investor Relations and such other officers or assistant officers, as may be elected by the Trustees. The Chairman shall be a Trustee, but no other officer of the Trust need be a Trustee.

     Section 5.2     Election and Tenure.  At the initial organization meeting
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and thereafter at each annual meeting of the Trustees, the Trustees shall elect the Chief Executive Officer, Financial Manager, Director of Investor Relations and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall hold office until the next annual meeting of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

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     Section 5.3     Removal of Officers.  Any officer may be removed at any
                     --------------------
time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman or Chief Executive Officer and such resignation shall take effect immediately upon receipt by the Chairman or Chief Executive Officer or at a later date according to the terms of such notice in writing.

     Section 5.4     Bonds and Surety.  Any officer may be required by the
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Trustees to be bonded by the faithful performance of his duties in such amount and with such sureties as the Trustees may determine.

     Section 5.5     Chairman.  The Chairman shall, if present, preside at all
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meetings of the Participants and of the Trustees and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees.

     Section 5.6.     Chief Executive Officer.  Subject to such supervisory
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power, if any, as may be given by the Trustees to the Chairman, the Chief
Executive Officer shall be the Chief Executive Officer of the Trust and, subject to the control of the Trustees, shall have general supervision, directional control of the business of the Trust and of its employees.
Subject to direction of the Trustees, the Chairman and the Chief Executive Officer shall have power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreement, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the Chief Executive Officer shall have full authority and power on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chief Executive Officer shall keep the minutes of all meetings of, and record all votes of, Participants, Trustees and the Executive Committee, if any. He shall be custodian of the seal of the Trust, if any, and he (and any other person so authorized by the Trustees) may affix the seal or, if permitted a facsimile thereof, to any instrument executed by the Trust and may attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Chief Executive Officer shall further have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and document of the Trust. He may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. He may deposit all funds of the Trust in such depositories as the Trustees shall designate. He shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees. He shall assure accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which together with all other property of the Trust in his possession, shall be subject at all times to the inspection and control of the Trustees. He shall have such other duties and authorities as the Trustees shall from time to time determine.


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     Section 5.7.     Financial Manager.  The Financial Manager shall have the
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day-to-day supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust. He may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. He shall deposit all funds of the Trust in such depositories as the Trustees shall designate. He shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees. He shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which together with all other property of the Trust in his possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Financial Manager shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Financial Manger shall be Acting Chief Executive Officer at any time when no Chief Executive Officer has been designated by the Trust or having been designated has for any reason ceased to act as Chief Executive Officer. He shall have such other duties and authorities as the Trustees shall from time to time determine.

     Section 5.8     Director of Investor Relations.  The Director of Investor
                     -------------------------------
Relations shall have the responsibility for fostering good will for the Trust with Participants and with Eligible Pension Plans and Labor Organizations. He shall be responsible for making offers and sales of Units to eligible investors, through presentations and speeches and otherwise. The Director of Investor Relations shall also be the liaison between the Trust and unions affiliated with the AFL-CIO in connection with projects in which the Trust participates or may participate. He shall have such other duties and authorities as the Trustees shall from time to time determine.

     Section 5.9     Other Officers and Duties.  The Trustees may elect such
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other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office. Each officer, employee and agent of the Trust shall have such other duties and authority as any be conferred upon him by the Trustees or delegated to him by the Chief Executive Officer.

                               ARTICLE VI
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                              Miscellaneous
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     Section 6.1.     Depositories.  The funds of the Trust shall be deposited
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in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents, as the Trustees may from time to time authorize.

     Section 6.2     Signatures.  All contracts and other instruments shall be
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executed on behalf of the Trust by such officer, officers, agent or agents, as provided in these Rules or as the Trustee may from time to time by resolution provide.

     Section 6.3     Seal.  The seal of the Trust, if any, may be affixed to
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any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it has been imprinted and attested manually.

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                                ARTICLE VII
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                               Amendment of Rules
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     Section 7.1.     Amendment and Repeal of Rules.  In accordance with
Section 3.3(aa) of the Declaration, the Trustees shall have the power to alter, amend or repeal the Rules or adopt new Rules at any time. Action by the Trustees with respect to the Rules shall be taken by an affirmative vote of a majority of the Trustees present at a meeting of Trustees. The Trustees shall in no event adopt Rules which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.